AGREEMENT BETWEEN

                                  YAP SIEW SIN

                                       AND

                            GATEWAY DISTRIBUTORS LTD


     THIS AGREEMENT ("AGREEMENT") is between Yap Siew Sin ("Investor") and Gateway Distributors LTD (the "COMPANY"). Investor and the Company are also referred to in this agreement as the "PARTIES".

     WHEREAS, the Company is offering restricted common stock at the rate of $0.0003 in order to raise $1,200,000 dollars to Investor and/or his referrals. This stock will not be diluted and in the event of a reverse by the Company the Investors remaining shares cannot depreciate in value. In the event they are not of equal value or greater, the Company will issue additional share at no cost to the Investor.

     WHEREAS Initial investment by Investor to Purchase $50,000 of Restricted Common Stock at the sale price of $0.0003 which equals 166,670,000 shares rounded up. Ten certificates of 16,667,000 each will be issued in the name of Yap Siew Sin for his initial investment. The funds will be deposited in the Company's bank account via wire transfer. The banking information is as follows:

BANK INFORMATION FOR WIRE TRANSFER
ROUTING NUMBER (ABA): 322484126
ACCOUNT NUMBER: 0010278497
BANK NAME: CUMORAH CREDIT UNION
BANK ADDRESS: 3990 S EASTERN AVE LAS VEGAS NV 89119
NAME OF RECIPIENT: THE RIGHT SOLUTION GATEWAY


NOW THEREFORE, in consideration of the premises and mutual covenants set forth in the Agreement, the parties hereby agree as follows:

1.      SCOPE OF SERVICES:  The Company hereby allows the Investor until October
        -----------------
21, 2005 to complete the entire sale of $1,200,000 dollars of stock purchase. In the event the Investor has not raised the entire amount, the Company has the right to pursue additional Investors.

2.   TERM:  This Agreement shall become effective as of the date set forth on
     ----
the signature page of this Agreement, and shall continue until the entire amount is raised and stock owed is issued. In the event the deadline of October 21, 2005 is not met, the Company will issue the stock paid for by this date which will fulfill all obligations of both Parties.

3.   INVESTORS: Investors will immediately provide cash or certified funds for
     ----------
the stock purchase to the Escrow Company / agent or their purchase will be considered null and void. Escrow Company / Agent shall wire funds upon receipt of certificates for Investors within 48 hours. It will be the responsibility of Yap Siew Sin to get the name and address of the escrow firm to the Company.

4.     CONFIDENTIALITY:  Yap Siew Sin and the Company covenants that all
       ---------------
information concerning the Company, including proprietary information, which it obtains as a result of the services, rendered pursuant to this Agreement shall be kept confidential and shall not be used by the Investor except for the direct benefit of this stock offering.

     IN WITNES WHEREOF, the Parties hereto have executed or caused this Agreement to be executed as of the date set forth below.

Investor


-------------------------------
Yap Siew Sin
Investor

Date:
      ------------------


  Gateway Distributors LTD


-------------------------------
Rick Bailey
President / CEO


Date:
      -------------------------